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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2004

QRS Music Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31955	36-3683315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2011 Seward Avenue, Naples, Florida 34109
(Address of Principal Executive Offices)

(239) 597-5888
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

QRS Music Technologies, Inc.
Form 8-K

Item 5. Other Events

        In the 3rd quarter of the fiscal year ending June 30, 2004, the Company discovered that a default judgment in the amount of approximately $478,000 plus interest had been entered against it in United States Bankruptcy Court, Southern District of Ohio, Western Division. The default judgment was granted to Dwight's Piano Co, fka Baldwin Piano & Organ Company and subsidiaries and was based upon Plaintiff's claims that preferential transfers were made during the 90 day period prior to Baldwin's bankruptcy filing on May 31, 2001. The Company intends to promptly file a motion seeking vacation of the judgment under Fed.R.Bankr.P. 9024 and 7055. It also intends to raise various defenses under 11 USC 547(c) of the Bankruptcy Code.

        The Company has not previously accounted for the default judgment in its financial statements. The Company expects that it will not be able to timely file its Form 10-QSB for the quarter ended March 31, 2004 in order that it may address necessary amendments to its previously filed financial statements. Based on the terms of the default judgment as it currently stands, the Company expects that it will file amendments to the financial statements in its Forms 10-QSB for the quarters ended September 30, 2003 and December 31, 2003 and its Form 10-KSB for the fiscal year ended June 30, 2003.

        The effect of the amendments on the income statement in the Form 10KSB dated June 30, 2003 will be to increase bad debt expense by $477,600, decrease income tax expense by $181,000 and decrease net income by approximately $297,000—or $.03 per share.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2004	QRS MUSIC TECHNOLOGIES, INC.
/s/ TOM DOLAN Title: Chief Executive Officer
/s/ ANN JONES Title: Chief Financial Officer

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  Item 5. Other Events
SIGNATURES